UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2023

P10, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40937	87-2908160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Avenue Suite 1600
Dallas, Texas		75205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 865-7998

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	PX	The New York Stock Exchange
Series A Junior Participating Preferred Stock Purchase Rights	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition and Appointment to Board of Directors

The Board of Directors (the “Board”) of P10, Inc. (the “Company”) appointed Luke A. Sarsfield III as Chief Executive Officer (“CEO”) of the Company, effective as of October 23, 2023 (the “Effective Date”). Mr. Sarsfield succeeds Robert Alpert and C. Clark Webb, who will cease to serve as Co-Chief Executive Officers, effective as of the Effective Date, and were appointed to serve as Executive Chairman and Executive Vice Chairman, respectively, in each case effective as of the Effective Date.

In addition, the Board increased the size of the Board from seven members to eight members and appointed Mr. Sarsfield to fill the new vacancy as a Class III director of the Board, effective as of the Effective Date, with a term ending at the annual meeting of stockholders in 2024.

Mr. Sarsfield is the former Global Co-Head of Goldman Sachs Asset Management, which managed approximately $2.5 trillion in assets under his leadership. Prior to leading the asset management business, Mr. Sarsfield was Global Head of the Financial Institutions Group in the Investment Banking Division at the firm. With 25 years of experience in finance and capital markets, including building asset management businesses and advising financial institutions on strategic transactions, the Company believes that Mr. Sarsfield is uniquely positioned to advance P10’s strategic priorities.

Chief Executive Officer Employment Agreement

In connection with his appointment as CEO, the Company entered into an employment agreement with Mr. Sarsfield, dated as of October 20, 2023, and effective as of the Effective Date (the “Employment Agreement”), setting forth the terms of his employment and compensation. The initial term of the Employment Agreement is for a five-year period and will automatically renew for additional one-year periods unless either party delivers written notice of non-renewal at least 90 days prior to the expiration of the then-current term.

Pursuant to the Employment Agreement, Mr. Sarsfield will be entitled to receive: (i) an annual base salary of $1 million; (ii) a target annual cash bonus of $1.5 million based on certain performance criteria and benchmarks to be set each year by the Board or the Compensation Committee thereof; (iii) a target annual incentive bonus of $5 million based on certain performance criteria and benchmarks to be set each year by the Board or the Compensation Committee thereof, of which (a) 70% will be awarded in the form of carried interest in certain investment vehicles controlled by the Company, (b) 20% will be awarded in the form of restricted stock units granted under the Company’s 2021 Incentive Plan (the “Plan”), and (c) 10% will be awarded in the form of stock options granted under the Plan; (iv) an initial signing bonus of $1 million, which the Company intends pay in the form of fully vested shares of common stock under the Plan in lieu of cash; (v) an initial grant of restricted stock units with an aggregate value of $6 million, which will vest ratably over the first three anniversaries of the Effective Date; (vi) reimbursement of up to $85,000 for legal expenses incurred in connection with the negotiation of his the Employment Agreement; and (vii) reimbursements for reasonable out-of-pocket expenses during the term of employment. In addition, Mr. Sarsfield will be entitled to receive up to $40 million in the aggregate of additional grants of restricted stock units, comprised of up to five grants of $8 million each, upon achieving certain stock price performance hurdles.

The Employment Agreement also provides that if the Company terminates the employment of Mr. Sarsfield without cause, or if Mr. Sarsfield resigns for good reason, then Mr. Sarsfield will be entitled to receive, in addition to any accrued and unpaid benefits: (i) a lump sum payment equal to one and one half (1.5) times his then-current base salary; (ii) a lump sum payment equal to one and one half (1.5) times his then-current annual cash bonus; and (iii) immediate vesting of any and all outstanding equity awards and all carried interests in certain investment vehicles controlled by the Company. The foregoing severance payments would be conditioned upon Mr. Sarsfield’s execution, non-revocation and delivery of a general release of the Company and its affiliates.

Executive Chairman and Executive Vice Chairman Transition Agreements

October 20, 2023, the Company entered into an executive transition agreement with each of Mr. Alpert and Mr. Webb (each, a “Transition Agreement”). Pursuant to the Transition Agreements, effective as of the Effective Date, Mr. Alpert and Mr. Webb will each cease to serve as Co-Chief Executive Officer, and Mr. Alpert and Mr. Webb were appointed as Executive Chairman and Executive Vice Chairman, respectively, through the first anniversary of the Effective Date.

Each Transition Agreement provides for certain transition and severance related payments. Pursuant to his Transition Agreement, Mr. Alpert will be entitled to receive a salary of $100,000 and a transition award having an aggregate gross value of $100,000 in the form of restricted stock units, which will vest on the first anniversary of the Effective Date. Pursuant to his Transition Agreement, Mr. Webb will be entitled to receive a salary of $100,000 and a transition award having an aggregate gross value of $4,000,000 in the form of restricted stock units, which will be granted in four equal quarterly installments with the first grant occurring on the Effective Date, and each grant will vest on the first anniversary of the applicable grant date. Mr. Alpert and Mr. Webb will also each be entitled to reimbursements for reasonable out-of-pocket expenses and will be eligible to receive, in the sole discretion of the Board, an additional bonus payment upon completion of the transition period based on such executive’s performance and the Company’s performance during such period, which may be paid in the form of cash, restricted stock, restricted stock units or a carried interest in certain investment vehicles controlled by the Company.

The Transition Agreements may be terminated by either party upon 90 days’ prior written notice. Upon any such termination effective prior to the first anniversary of the Effective Date, such executive will be entitled to receive: (i) the accrued and unpaid portion of the transition salary; and (ii) accelerated vesting of a portion of the transition restricted stock units, prorated based on the number of days employed during the transition period.

In addition, the Transition Agreements each provide that the cessation of their respective roles as Co-Chief Executive Officer was without cause under their existing amended and restated employment agreements with the Company, each dated May 12, 2023 (each, an “Existing Employment Agreement”). Accordingly, subject to the timely execution and delivery of a general release and waiver of claims in favor of the Company, Mr. Alpert and Mr. Webb will each be entitled to receive the following severance payments and benefits in accordance with their respective Transition Agreements: (i) a cash transition severance payment of $1.2 million; (ii) a severance payment having an aggregate gross value of $5.65 million, which is the equivalent of the remaining base salary and bonus under their respective Existing Employment Agreements, which payment shall consist of: (a) a cash payment of $1.6 million; (b) an award of $3.4 million, which the Company intends pay in the form of fully vested shares of common stock under the Plan in lieu of cash and (c) an award of stock options having an aggregate value of $650,000, which will be fully vested and exercisable as of the Effective Date; and (iii) all unvested options, restricted stock units or other equity awards issued to such executive under the Plan and carried interests in certain investment vehicles controlled by the Company will become fully vested and immediately exercisable on the Effective Date.

Item 7.01 Regulation FD Disclosure.

On October 23, 2023, the Company issued a press release announcing the Chief Executive Officer succession. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange, or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of P10, Inc., dated October 23, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P10, INC.

Date:	October 25, 2023	By:	/s/ Amanda Coussens
Amanda Coussens Chief Financial Officer